UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2005

DISCOVERY PARTNERS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31141	33-0655706
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9640 Towne Centre Drive San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 455-8600

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)                                  On June 16, 2005, John Walker, a director of Discovery Partners International, Inc. (DPI), communicated to the Company’s Chairman and CEO, Lead Director and attorney, respectively, stating that he was resigning from the Board, effective July 1, 2005.  Mr. Walker was first elected to DPI’s Board of Directors in April 2000, and re-elected as an independent director in May 2002 and May 2005.

The Company’s Board believes that Mr. Walker’s resignation was prompted by his disagreement with the Board over certain business planning tactics and in particular the timing of and the role of the Board in the strategic planning process and the fact that although DPI has an independent Lead Director, the position of Chairman of the Board continues to be held by the CEO.

Mr. Walker served as the Chairman of DPI’s Compensation Committee.

As a result of Mr. Walker resignation, the Board intends to appoint Dr. Alan Lewis to the Compensation Committee as its Chairperson.  Dr. Alan Lewis is an independent director under the applicable listing standards.

After Mr. Walker’ s resignation, the Board is still comprised of a majority of independent directors, as defined in Rule 4200(a)(15) of the NASD listing standards. The Board intends to reduce the number of Directors to six.   The company has provided Mr. Walker with a copy of the disclosures set forth above.

(b), (c) and (d) Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVERY PARTNERS INTERNATIONAL, INC.

Dated: June 21, 2005	By:	/s/ Craig Kussman
	Name:	Craig Kussman
	Title:	Chief Financial Officer, Senior Vice President, Finance and Administration, Secretary